EXHIBIT 4
                                                                       ---------


                             UNDERWRITING AGREEMENT

                                                                   July 11, 2005

Harvest Energy Trust
Harvest Operations Corp.
#2100, 330 - 5th Avenue S.W.
Calgary, Alberta     T2P 0L4


Attention: Mr. Jacob Roorda, President

Dear Sirs:

Re: Offering of Subscription Receipts and 6.5% Convertible Extendible Unsecured Subordinated Debentures of Harvest Energy Trust

1.       Proposed Offering

         National Bank Financial Inc., TD Securities Inc., CIBC World Markets Inc., Scotia Capital Inc., Canaccord Capital Corporation, GMP Securities Ltd., FirstEnergy Capital Corp., Tristone Capital Inc., Haywood Securities Inc. and Raymond James Ltd. (collectively, the "Underwriters") understand that Harvest Energy Trust (the "Trust") proposes to issue and sell 6,505,600 Subscription Receipts (as defined herein) (the "Offered Receipts") and 75,000 Debentures (as defined herein) (the "Offered Debentures") with a face value of $1,000 principal amount per Offered Debenture, a coupon of 6.5% per annum, payable semi-annually in arrears on June 30 and December 31 of each year commencing December 31, 2005.

         Each Subscription Receipt will entitle the holder either:

         (a) if the closing of the Acquisition (as defined herein) takes place by 5:00 p.m. (Calgary time) on September 30, 2005, to receive one Trust Unit (as defined herein), together with the Special Interest (as defined herein), if applicable, without payment of additional consideration or further action, forthwith upon the closing of the Acquisition; or

         (b) if the closing of the Acquisition does not take place by 5:00 p.m. (Calgary time) on September 30, 2005, the Acquisition is terminated at any earlier time or the Trust has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition (in any case, the "Termination Time"), to have the full purchase price of the Subscription Receipts returned, plus the pro rata portion of the interest earned by the Escrow Agent (as defined herein) on such funds, calculated from the Closing Date to and including the Termination Time.

         If the closing of the Acquisition takes place by the Termination Time, the Offered Debentures shall be convertible into Trust Units (as defined herein) at a conversion price of $31.00 per Trust Unit at any time prior to the earlier of the close of business on the date on which the Offered Debentures mature (the "Maturity Date") and the business day immediately preceding the date\

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specified by the Trust for redemption of the Offered Debentures, subject to adjustment in certain circumstances, and shall otherwise have such attributes as are described in the Prospectus (as defined herein).

         If closing of the Acquisition does not take place by the Termination Time, the Maturity Date will be September 30, 2005 (the "Initial Maturity Date"). Upon the closing of the Acquisition, the Maturity Date will be automatically extended to December 31, 2010 (the "Final Maturity Date").

         Subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Trust the Offered Receipts and the Offered Debentures at the Closing Time (as defined herein) in the respective percentages set forth in paragraph 19 hereof, and the Trust hereby agrees to issue and sell to the Underwriters at the Closing Time all, but not less than all, of the Offered Receipts and the Offered Debentures at the purchase price of $26.90 per Subscription Receipt and $1,000 per Offered Debenture, for an aggregate purchase price of $250,000,640.

2.       Definitions

         In this agreement:

         (a) "8% Debentures" means the 8% convertible unsecured subordinated debentures of the Trust;

         (b) "8% Debenture Indenture Supplement" means the supplement to the 9% Debenture Trust Indenture dated July 30, 2004 governing the terms of the 8% Debentures;

         (c) "9% Debentures" means the 9% convertible unsecured subordinated debentures of the Trust;

         (d) "9% Debenture Trust Indenture" means the trust indenture dated January 29, 2004 among the Trust, Harvest and Valiant Trust Company governing the terms and conditions of the 9% Debentures;

         (e) "ABCA" means the BUSINESS CORPORATIONS ACT (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

         (f) "Acquisition" means the acquisition by HBT1 and HBT2 of the New Properties pursuant to the Acquisition Agreement;

         (g) "Acquisition Agreement" means the partnership interest purchase and sale agreement dated June 24, 2005 between the Vendor, as vendor, and HBT1 and HBT2, as purchasers;

         (h) "AIF" means the renewal annual information form of the Trust dated March 30, 2005;

         (i) "Applicable Securities Laws" means all applicable Canadian securities, corporate and other laws, rules, regulations, notices and policies in the Qualifying Provinces;

         (j)      "ASC" means the Alberta Securities Commission;

         (k) "BRP" means Breeze Resources Partnership, a general partnership formed under the laws of Alberta;

         (l) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

         (m) "Closing Date" means August 2, 2005 or such other date as the parties hereto may agree, but in any event, not later than August 25, 2005;

         (n) "Closing Time" means 6:30 a.m. (Calgary time) or such other time, on the Closing Date, as the Underwriters and the Trust may agree;

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         (o)      "Debenture Trust Indenture" means, collectively, the 9%
                  Debenture Trust Indenture as supplemented by the 8% Debenture Indenture Supplement and the supplemental indenture thereto to be dated on or before the Closing Date between the Trust and Valiant Trust Company, governing the terms and conditions of the Offered Debentures;

         (p) "Debentures" means the 6.5% convertible extendible unsecured subordinated debentures of the Trust having the rights and entitlements set forth in this agreement and otherwise as being provided in the supplemental indenture governing the terms and conditions of the Offered Debentures to be dated on or before the Closing Date;

         (q) "distribution" means "distribution" or "distribution to the public", as the case may be, as defined under the Applicable Securities Laws and "distribute" has a corresponding meaning;

         (r) "Documents" means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including, without limitation:
                  (i)   the AIF;
                  (ii)  the Trust Financial Statements;
                  (iii) the Information Circular - Proxy Statement of the Trust dated March 16, 2005 in connection with the annual and special meeting of unitholders of the Trust held on May 4, 2005 (excluding those portions thereof which, pursuant to NI 44-101, are not required to be incorporated by reference in the Prospectuses);
                  (iv)  the Storm Financial Statements;
                  (v)   the EnCana Financial Statements; and
                  (vi) the material change reports of the Trust subsequent to December 31, 2004;

         (s) "Due Diligence Session" means, collectively, the management due diligence session to be held with the Underwriters prior to the filing of the Preliminary Prospectus, together with any updates or bring-down sessions held prior to the Closing Time;

         (t)      "Engineers" means collectively, McDaniel, GLJ and Paddock;

         (u) "EnCana Financial Statements" means, collectively, (i) the audited schedule of revenues, royalties and expenses of the EnCana Properties for the years ended December 31, 2003 and 2002, (ii) the unaudited interim schedule of revenues, royalties and expenses of the EnCana Properties for the six month period ended June 30, 2004, which financial statements are attached to the Exchange Offer Prospectus;

         (v) "EnCana Properties' auditors" means PricewaterhouseCoopers LLP, chartered accountants, Calgary, Alberta;

         (w) "EnCana Properties" means the petroleum and natural gas properties and related assets indirectly acquired by HBT1 and HBT2 from a subsidiary of EnCana Corporation on September 2, 2004;

         (x) "Escrow Agent" means Valiant Trust Company in its capacity as escrow agent pursuant to the Subscription Receipt Agreement;

         (y)      "Exchange" means the Toronto Stock Exchange;

         (z) "Exchange Offer Prospectus" means the short form prospectus of Harvest dated January 10, 2005 in respect of an exchange offer for the then-outstanding 7(7)/8 % senior notes of Harvest due 2011, unconditionally guaranteed by the Trust;

         (aa) "GLJ" means Gilbert Laustsen Jung Associates Ltd., independent petroleum consultants of Calgary, Alberta;

         (bb) "Harvest" means Harvest Operations Corp., a corporation amalgamated pursuant to the ABCA and a wholly-owned subsidiary of the Trust;

         (cc) "HBT1" means Harvest Breeze Trust No. 1, a trust established pursuant to the laws of Alberta and which is a wholly-owned subsidiary of HST;

         (dd) "HBT2" means Harvest Breeze Trust No. 2, a trust established pursuant to the laws of Alberta and which is a wholly-owned subsidiary of the Trust;

         (ee) "Harvest Exchangeable Shares" means exchangeable shares, series 1 of Harvest;

         (ff) "HST" means Harvest Sask Energy Trust, a trust established under the laws of the Province of Alberta and a wholly-owned subsidiary of the Trust;

         (gg) "Material Agreements" means, collectively, the Acquisition Agreement, the Trust Indenture, the Subscription Receipt Agreement, the Debenture Trust Indenture, the Administration Agreement, the Voting Trust Agreement and the NPI Agreements;

         (hh) "material change", "material fact" and "misrepresentation" shall have the meanings ascribed thereto under the Applicable Securities Laws;

         (ii) "McDaniel" means McDaniel & Associates Consultants Ltd., independent oil and natural gas reservoir engineers, Calgary, Alberta;

         (jj) "MRRS Procedures" means the mutual reliance review system and procedures provided for by National Policy 43-201 of the Canadian Securities Administrators relating to the Mutual Reliance Review System, as amended or replaced;

         (kk) "New Properties" means the petroleum and natural gas properties and related assets owned by the Vendor that HBT1 and HBT2 will own following completing of the Acquisition;

         (ll) "New Properties' auditors" means Deloitte & Touche LLP, chartered accountants, Calgary, Alberta;

         (mm) "New Properties Financial Statements" means, collectively, (i) the audited schedule of revenues, royalties and operating expenses for the New Properties for each of the years ended December 31, 2004 and 2003, together with the report of the New Properties' auditors thereon and notes thereto, and (ii) the unaudited interim schedule of revenues, royalties and operating expenses for the New Properties for the three month period ended March 31, 2005, together with the notes thereto;

         (nn) "NI 44-101" means National Instrument 44-101 of the Canadian Securities Administrators, as amended or replaced;

         (oo) "Offered Securities" means, collectively, the Offered Receipts and the Offered Debentures;

         (pp) "Operating Subsidiaries" means, collectively, Harvest, HST, Red Earth Energy Inc.,

                  Red Earth Partnership, BRP, HBT1 and HBT2 and "Operating Subsidiary" means any of the Corporation, HST, Red Earth Energy Inc., Red Earth Partnership, BRP, HBT1 or HBT2;

         (qq) "Paddock" means Paddock Lindstrom & Associates Ltd., independent petroleum consultants of Calgary, Alberta;

         (rr) "Preliminary Prospectus" means the preliminary short form prospectus of the Trust to be dated July 11, 2005 and any amendments thereto, in respect of the distribution of the Offered Securities, including the documents incorporated by reference therein;

         (ss) "Prospectus" means the (final) short form prospectus of the Trust and any amendments thereto, in respect of the distribution of the Offered Securities, including the documents incorporated by reference therein;

         (tt) "Prospectuses" means, collectively, the Preliminary Prospectus and the Prospectus;

         (uu) "Public Record" means all information filed by or on behalf of the Trust and Harvest with the Securities Commissions, including without limitation, the Documents, the Exchange Offer Prospectus, the Prospectuses, any Supplementary Material and any other information filed with any Securities Commission in compliance, or intended compliance, with any Applicable Securities Laws;

         (vv) "Qualifying Provinces" means each of the provinces of Canada other than Quebec;

         (ww) "Reserve Report" means the independent engineering evaluation dated January 1, 2005 of the oil and natural gas reserves of the Operating Subsidiaries as at December 31, 2004 conducted by the Engineers on behalf of the Trust;

         (xx) "Securities Commissions" means the securities commissions or similar regulatory authorities in the Qualifying Provinces;

         (yy) "Selling Dealer Group" means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Securities pursuant to this agreement;

         (zz) "Special Interest" means an amount per Subscription Receipt equal to the amount per Trust Unit of any cash distributions on the Trust Units for which record dates have occurred during the period from the Closing Date to and including the date immediately preceding the date the Trust Units are issued pursuant to the Subscription Receipts;

         (aaa) "Sproule Report" means, the independent engineering evaluations dated March 31, 2005 of the oil and natural gas reserves associated with the New Properties as at March 31, 2005 conducted by Sproule on behalf of the Vendor;

         (bbb) "Storm" means Storm Energy Ltd., a corporation incorporated under the ABCA and amalgamated with Harvest on June 30, 2004 pursuant to the Storm Arrangement;

         (ccc) "Storm Arrangement" means the arrangement under the provisions of Section 193 of the ABCA involving Storm, Storm Exploration Inc., the Trust and Harvest, on the terms and conditions set forth in the Plan of Arrangement pursuant to which, inter-alia, all shares of Storm were transferred to Harvest and Storm became a wholly-owned subsidiary of Harvest;

         (ddd) "Storm Financial Statements" means, collectively, (i) the audited comparative consolidated financial statements of Storm for the year ended December 31, 2003, together with the report of Storm's auditors thereon and the notes thereto, and (ii) the unaudited interim comparative consolidated financial statements of Storm as at and for the three months ended March 31, 2004, together with the notes thereto, which financial statements are attached to the Exchange Offer Prospectus;

         (eee) "Storm's auditors" means Deloitte & Touche LLP, chartered accountants, Calgary, Alberta;

         (fff) "Subscription Receipt Agreement" means the agreement to be dated the Closing Date and made between the Trust, the Underwriters and the Escrow Agent governing the terms and conditions of the Subscription Receipts;

         (ggg) "Subscription Receipts" means the subscription receipts having the rights and entitlements set forth in this agreement and otherwise being as provided in the Subscription Receipt Agreement;

         (hhh) "subsidiary" has the meaning assigned thereto in the ABCA and, in respect of the Trust includes the Operating Subsidiaries;

         (iii) "Supplementary Material" means, collectively, any amendment to the Preliminary Prospectus or Prospectus, any amended or supplemented Preliminary Prospectus or Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Trust under the Applicable Securities Laws;

         (jjj) "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder;

         (kkk) "Trust Assets" means, collectively, the Direct Royalties, the NPI, the Subsequent Investments (as defined in the Trust Indenture), the Permitted Investments (as defined in the Trust Indenture) and cash;

         (lll)    "Trust Financial Statements" means, collectively:

                  (i) the audited comparative consolidated financial statements of the Trust as at and for the years ended December 31, 2004 and 2003, together with the report of the Trust's auditors thereon and the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Trust for the year ended December 31, 2004;

                  (ii) the unaudited interim comparative consolidated financial statements of the Trust as at and for the three month periods ended March 31, 2005 and 2004, together with the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Trust for the three months ended March 31, 2005;

         (mmm) "Trust Indenture" means the Amended and Restated Trust Indenture dated January 1, 2004 pursuant to which the Trust has been established, as such indenture may be further amended by supplemental indentures from time to time;

         (nnn) "Trust Units" means units of the Trust, each unit representing an equal fractional undivided beneficial interest in the Trust;

         (ooo) "Trust's auditors" means KPMG LLP, chartered accountants, Calgary, Alberta;

         (ppp) "Trust's counsel" means Burnet, Duckworth & Palmer LLP or such other legal counsel as the Trust, with the consent of the Underwriters, may appoint;

         (qqq) "Trustee" means Valiant Trust Company and its successors, as trustee of the Trust;

         (rrr) "U.S. Memorandum" means the U.S. Private Placement Memorandum and any amendments thereto, to be attached to all copies of the Prospectus to be delivered in connection with the offer and sale of the Offered Securities in the United States and referred to in Schedule "A" hereto;

         (sss) "Underwriters' counsel" means Blake, Cassels & Graydon LLP or such other legal counsel as the Underwriters, with the consent of the Trust may appoint;

         (ttt)    "Unitholders" means the holders from time to time of Trust
                  Units;

         (uuu) "Vendor" means Nexen Inc. and certain corporations and partnerships controlled by it; and

         (vvv) "Voting Trust Agreement" means the voting and exchange trust agreement dated June 30, 2004 among the Trust, Harvest Exchangeco Ltd. and Valiant Trust Company, as trustee.

         In addition, unless otherwise defined herein capitalized terms shall have the meanings ascribed thereto in the Prospectuses.

3.       Underwriting Fee

         In consideration for their services in underwriting the distribution of and purchasing the Offered Securities, the Trust agrees to pay the Underwriters:

         (a) at the Closing Time a fee of $0.6725 per Offered Receipt for each Offered Receipt purchased and $40 per Offered Debenture (being an aggregate amount of $7,375,016; and

         (b) at the time of release of the funds held by the Escrow Agent to the Trust pursuant to the Subscription Receipt Agreement, if applicable, a fee of $0.6725 per Offered Receipt purchased (being an aggregate amount of $4,375,016), payable from the funds held by the Escrow Agent pursuant to the Subscription Receipt Agreement.

         The foregoing fees (collectively, the "Underwriting Fee") may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax provided for in the EXCISE TAX ACT (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that Revenue Canada, Taxation, Customs and Excise determines that Goods and Services Tax provided for in the EXCISE TAX ACT (Canada) is exigible on the Underwriting Fee, the Trust agrees to pay the amount of Goods and Services Tax forthwith upon the request of the Underwriters. The Trust also agrees to pay the Underwriters' expenses as set forth in paragraph 11 hereof.

4.       Qualification for Sale

         (a) The Trust represents and warrants to the Underwriters that it is eligible to use the prompt offering qualification system described in NI 44-101 for the distribution of the Offered Securities.

         (b)      The Trust shall:

                  (i) not later than 5:00 p.m. (Calgary time) on July 11, 2005, have prepared and filed the Preliminary Prospectus and other documents required under the Applicable Securities Laws with the Securities Commissions and designated the ASC as the principal regulator; and

                  (ii) have obtained from the ASC a preliminary MRRS decision document dated not later than July 11, 2005, evidencing that a receipt has been issued for the Preliminary Prospectus in each Qualifying Province;

                  (iii) forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions:

                           (A) but not later than July 20, 2005 (or such later date as may be agreed to in writing by the Trust, Harvest and the Underwriters), have prepared and filed the Prospectus and other documents required under the Applicable Securities Laws with the Securities Commissions; and

                           (B) have obtained from the ASC a final MRRS decision document dated not later than July 20, 2005 (or such later date as may be agreed to in writing by the Trust, Harvest and the Underwriters), evidencing that a receipt has been issued for the Prospectus in each Qualifying Province, or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

           and otherwise fulfilled all legal requirements to enable the Offered Securities to be offered and sold to the public in each of the Qualifying Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Qualifying Province; and

                  (iv) until the completion of the distribution of the Offered Securities, promptly take all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws in each Qualifying Province to continue to qualify the Offered Securities for distribution or, in the event that the Offered

                           Securities have, for any reason, ceased to so qualify, to again qualify the Offered Securities for distribution and to ensure the Trust Units issuable pursuant to the Offered Receipts are freely tradeable in the Qualifying Provinces, save and except for a trade that is a control distribution.

         (c) Prior to the filing of the Prospectuses and, during the period of distribution of the Offered Securities, prior to the filing with any Securities Commissions of any Supplementary Material, the Trust shall have allowed the Underwriters and the Underwriters' counsel to participate fully in the preparation of, and to approve the form of, such documents (including, without limitation the U.S. Memorandum) and to have reviewed any documents incorporated by reference therein.

         (d) During the period from the date hereof until completion of the distribution of the Offered Securities, the Trust shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Supplementary Material.

         (e) The Trust shall take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under Applicable Securities Laws to qualify the Offered Securities for distribution to the public in the Qualifying Provinces, to ensure that Trust Units issuable pursuant to the Offered Receipts are freely tradeable in the Qualifying Provinces, save and except for a trade that is a control distribution, and to qualify the Offered Securities for sale in transactions exempt from registration under the United States SECURITIES ACT OF 1933 (the "U.S. Act") and on a "private placement" basis in the United States and for sale internationally as permitted by applicable laws.

5.       Delivery of Prospectus and Related Documents

         The Trust shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

         (a) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:

                  (i) copies of the Preliminary Prospectus and the Prospectus, signed as required by the Applicable Securities Laws;

                  (ii) copies of the U.S. Memorandum if required by the Underwriters; and

                  (iii) copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

                  as soon as they are available and in any event, not later than one Business Day following the filing with the Securities Commissions of the Preliminary Prospectus or the Prospectus, as the case may be;

         (b) as soon as they are available, copies of any Supplementary Material, as required, signed as required by the Applicable Securities Laws and including, in each case, copies of any documents incorporated by reference therein which have not been previously delivered to the Underwriters;

         (c) prior to the filing of the Prospectus with the Securities Commissions, a "comfort letter" from each of the Trust's auditors, the New Properties' auditors, Storm's auditors and the EnCana Properties' auditors, dated the date of the Prospectus, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters and the Underwriters' counsel, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus and the documents incorporated therein by reference with indicated amounts in the financial statements or accounting records of the Trust, Harvest, the New Properties, Storm and the EnCana Properties, as applicable, and have found such information and percentages to be in agreement, which comfort letter shall be based on the Trust's auditors, the New Properties' auditors, Storm's auditors and the EnCana Properties' auditors review having a cut-off date of not more than two Business Days prior to the date of the Prospectus;


         Opinions and comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplemental Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters' signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Underwriters and the Underwriters' counsel, acting reasonably.

         Such deliveries shall also constitute the Trust's consent to the use by the Underwriters and other members of the Selling Dealer Group of the Documents, the Prospectuses, the U.S. Memorandum and any Supplementary Material in connection with the offering and sale of the Offered Securities.

6.       Commercial Copies

         (a) The Trust shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of the filing of the Preliminary Prospectus or the Prospectus, as the case may be, with the Securities Commissions and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses cause to be delivered to the Underwriters, without charge, commercial copies of the Preliminary Prospectus, the Prospectus or such Supplementary Material in such numbers and in such cities as the Underwriters may reasonably request by oral or written instructions to the Trust or the printer thereof given no later than the time when the Trust authorizes the printing of the commercial copies of such documents.

         (b) The Trust shall cause to be provided to the Underwriters such number of copies of any documents incorporated by reference in the Preliminary Prospectus, the Prospectus or any Supplemental Materials as the Underwriters may reasonably request.

7.       Material Change

         (a) During the period of distribution of the Offered Securities, the Trust and Harvest will promptly inform the Underwriters of the full particulars of:

                  (i) any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust and its subsidiaries, taken as a whole, or affecting the ability of Harvest to manage the Trust or the other Operating Subsidiaries;

                  (ii) any change in any material fact contained or referred to in the Preliminary Prospectus, the Prospectus or any Supplementary Material; and

                  (iii) the occurrence of a material fact or event which, in any such case, is, or may be, of such a nature as to:

                           (A) render the Preliminary Prospectus, the Prospectus or any Supplementary Material untrue, false or misleading in any material respect;
                           (B) result in a misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material; or
                           (C) result in the Preliminary Prospectus, the Prospectus or any Supplementary Material not complying in any material respect with the Applicable Securities Laws,

         provided that if the Trust or Harvest is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this paragraph has occurred, the Trust and Harvest shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

         (b) During the period of distribution of the Offered Securities, the Trust and Harvest will promptly inform the Underwriters of the full particulars of:

                  (i) any request of any Securities Commission for any amendment to the Preliminary Prospectus, the Prospectus or any other part of the Public Record or for any additional information;

                  (ii) the issuance by any Securities Commission or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Trust or Harvest or of the institution or threat of institution of any proceedings for that purpose; and

                  (iii) the receipt by the Trust or Harvest of any communication from any

                           Securities Commission or similar regulatory authority, the Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus, any other part of the Public Record or the distribution of the Offered Securities or the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable on the conversion or redemption of the Offered Debentures.

         (c) The Trust and Harvest will promptly comply to the reasonable satisfaction of the Underwriters and the Underwriters' counsel with Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in paragraphs 7(a) or 6(b) above and the Trust and Harvest will prepare and file promptly at the Underwriters' request any amendment to the Prospectus or Supplementary Material as may be required under Applicable Securities Laws; provided that the Trust and Harvest shall have allowed the Underwriters and the Underwriters' counsel to participate fully in the preparation of any Supplementary Material, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner. The Trust shall further promptly deliver to each of the Underwriters and the Underwriters' counsel a copy of each Supplementary Material as filed with the Securities Commissions, and of opinions and letters with respect to each such Supplementary Material substantially similar to those referred to in paragraph 5 above.

         (d) During the period of distribution of the Offered Securities, the Trust will promptly provide to the Underwriters, for review by the Underwriters and the Underwriters' counsel, prior to filing or issuance:

                  (i) any publicly released financial statement of the Trust;

                  (ii) any proposed document, including without limitation any amendment to the AIF, new annual information form, material change report, interim report, or information circular, which may be incorporated, or deemed to be incorporated, by reference in the Prospectus; and

                  (iii)    any press release of the Trust.

8.       Representations and Warranties of the Trust and Harvest

         (a) Each delivery of the Preliminary Prospectus, the Prospectus and any Supplementary Material pursuant to paragraph 5 above shall constitute a joint and several representation and warranty to the Underwriters by each of the Trust and Harvest (and each of the Trust and Harvest hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this agreement) that:

                  (i) all of the information and statements (except information and statements furnished by and relating solely to the Underwriters) contained in the

                           Preliminary Prospectus, the Prospectus or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be:

                           (A)      are at the respective dates of such
                                    documents, true and correct in all material respects;

                           (B)      contain no misrepresentation; and

                           (C) constitute full, true and plain disclosure of all material facts relating to the Trust and its subsidiaries (taken as a whole) and the Offered Securities;

                  (ii) the Preliminary Prospectus, the Prospectus, or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, complies in all material respects with the Applicable Securities Laws, including without limitation NI 44-101; and

                  (iii) except as is disclosed in the Public Record, there has been no intervening material change (actual, proposed or prospective, whether financial or otherwise), from the date of the Preliminary Prospectus, the Prospectus and any Supplementary Material to the time of delivery thereof, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations, or ownership of the Trust and its subsidiaries, taken as a whole.

         (b) In addition to the representations and warranties contained in clause 8(a) hereof, each of the Trust and Harvest jointly and severally represents and warrants to the Underwriters, and acknowledges that each of the Underwriters is relying upon such representations and warranties in entering into this agreement that:

                  (i) the Trust has been properly created and organized and is a valid and subsisting trust under the laws of the Province of Alberta, having Valiant Trust Company as its duly appointed trustee, and has all requisite trust authority and power to carry on its business as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party and to own and administer its properties and assets including, without limitation, the Trust Assets;

                  (ii) each of the Operating Subsidiaries has been duly incorporated or otherwise created, as applicable, and organized and is valid and subsisting in good standing under the laws of its jurisdiction of incorporation or creation, as applicable, and has all requisite corporate or trust authority, as applicable, and power to carry on its business as described in the Prospectuses and to own, lease and operate its properties and assets as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party;

                  (iii) each of the Operating Subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business and the Trust is qualified to carry on its activities including, without limitation, owning the Trust Assets in each jurisdiction where it carries on such activities;

                  (iv) except as described in the Prospectuses, neither the Trust nor Harvest has any material subsidiaries and neither the Trust nor Harvest is "affiliated" with or a "holding corporation" of any body corporate (within the meaning of those terms in the ABCA);

                  (v) the Trust is a "unit trust" and a "mutual fund trust" under the Tax Act and the Trust shall at all times conduct its affairs so as to continue to enable the Trust to qualify as a "unit trust" and a "mutual fund trust", including by limiting its activities to investing the property of the Trust in the Trust Assets and other property in which a "mutual fund trust" is permitted by the Tax Act to invest, and will not carry on any other business;

                  (vi) to the knowledge of the Trust and Harvest, after reasonable inquiry, non-residents of Canada (as that term is used in the Tax Act) do not beneficially own more than 20% of the issued and outstanding Trust Units;

                  (vii) all of the issued and outstanding shares and trust units in the capital of each of the Operating Subsidiaries, as applicable, are fully paid and non-assessable and, other than the Harvest Exchangeable Shares and the Red Earth Partnership, legally and beneficially wholly-owned (directly or indirectly) by the Trust free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than as provided in the credit facilities of the Trust or Harvest and as described in the Trust Financial Statements) and no person holds any securities convertible into or exchangeable for issued or unissued shares or trust units, as applicable, of any of the Operating Subsidiaries or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement warrant, option or right for the acquisition of any unissued or issued securities of any of the Operating Subsidiaries;

                  (viii) the Trust has full power and authority to issue the Offered Receipts, the Offered Debentures, the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable on the conversion or redemption of the Offered Debentures and, at the Closing Date (a) the Offered Receipts, the Offered Debentures and the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable upon conversion or redemption of the Offered Debentures will be duly and validly authorized, allotted and reserved for issuance in accordance with the Subscription Receipt Agreement, the Debenture Trust Indenture and the Trust Indenture, as applicable, and, upon receipt of the purchase price therefor, the Offered Receipts and the Offered Debentures will be duly and validly issued as fully paid and nonassessable, and (b) the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable on the conversion or redemption of the Offered Debentures will be duly and validly authorized, allotted and reserved for issuance, and upon the issuance of such Trust Units in accordance with the terms of the Subscription Receipt Agreement, the Debenture Trust Indenture and the Trust Indenture, as applicable, such Trust Units will be duly and validly issued as fully paid and nonassessable;

                  (ix) none of the Trust or any Operating Subsidiary is in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this agreement, the Subscription Receipt Agreement or the Debenture Trust Indenture by the Trust and Harvest or any of the transactions contemplated hereby or thereby does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, (i) the Trust Indenture, (ii) any term or provision of the articles, bylaws or constating documents of the Trust or any Operating Subsidiary, as applicable, (iii) any resolutions of the unitholders or the directors (or any committee thereof) or shareholders of the Trust or any Operating Subsidiary, as applicable, (iv) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document including, without limitation, any Material Agreement to which the Trust or any Operating Subsidiary is a party or by which any of the Trust or any Operating Subsidiary is bound, or (v) any judgment decree, order, statute, rule or regulation applicable to the Trust or any Operating Subsidiary, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), ownership or condition (financial or otherwise) or results of operations of the Trust, Harvest and their subsidiaries (taken as a whole);

                  (x) each of the Trust and Harvest has full trust or corporate power and authority to enter into this agreement, the Subscription Receipt Agreement and the Debenture Trust Indenture, as the case may be, and to perform its obligations set out herein and therein and this agreement has been and, at the Closing Time, the Subscription Receipt Agreement and the Debenture Trust Indenture will be duly authorized, executed and delivered by the Trust and Harvest, as the case may be, and this agreement is and, at the Closing Time, the Subscription Receipt Agreement and the Debenture Trust Indenture will be a legal, valid and binding obligation of the Trust and Harvest, as the case may be, enforceable against the Trust and Harvest, as the case may be, in accordance with its terms subject to the general qualifications set forth in the opinion of the Trust's counsel to be delivered pursuant to paragraph 13(a)(viii);

                  (xi) there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Trust and the Operating Subsidiaries (taken as a whole) from the position set forth in the Trust Financial Statements except as contemplated by the Prospectuses and the Public Record and there has not been any adverse material change in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, Harvest and their subsidiaries (taken as a whole) since March 31, 2005 except as disclosed in the Prospectuses and the Public Record; and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, Harvest and their subsidiaries (taken as a whole) which have not been disclosed in the Prospectuses and the Public Record;

                  (xii) to the knowledge of the Trust and Harvest, after due enquiry, the EnCana Properties Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the revenues and expenses attributable to the EnCana Properties and the other information purported to be shown therein of the EnCana Properties as at the dates thereof and for the periods then ended and reflect all revenues, royalties and operating expenses in respect of the EnCana Properties as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

                  (xiii) to the knowledge of the Trust and Harvest, after due enquiry, the Storm Financial Statements fairly present, in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of Storm as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of Storm as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

                  (xiv) to the knowledge of the Trust and Harvest, the New Properties Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the revenues and expenses attributable to the New Properties and the other information purported to be shown therein of the New Properties as at the dates thereof and for the periods then ended and reflect all revenues, royalties and operating expenses in respect of the New Properties as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

                  (xv) the Trust Financial Statements fairly present, in accordance with generally accepted accounting principles in Canada, consistently applied, except as disclosed therein, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Trust, Harvest and their subsidiaries on a consolidated basis as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Trust, Harvest and their subsidiaries on a consolidated basis as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

                  (xvi) the pro forma financial statements, including the notes thereto, of the Trust contained in the Prospectuses have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, have been prepared and presented in accordance with Applicable Securities Laws, and include all adjustments necessary for a fair presentation; the assumptions contained in such pro forma financial statements are suitably supported and consistent with the financial results of the Trust, Storm, the EnCana Properties and the New Properties and such statements provide a reasonable basis for the compilation of the pro forma financial statements and such pro forma financial statements accurately reflect such assumptions;

                  (xvii) no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Trust or Harvest in connection with the sale and delivery of the Offered Securities or the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures hereunder, except such as may be required by the Exchange or under the Applicable Securities Laws;

                  (xviii) to the knowledge of the Trust and Harvest after due enquiry, there are no actions, suits, proceedings or inquiries pending or (as far as the Trust or Harvest are aware) threatened against or affecting the Trust, Harvest or their subsidiaries at law or in equity or before or by any federal provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, Harvest and their subsidiaries (taken as a whole) or which affects or may affect the distribution of the Offered Securities, the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable on the conversion or redemption of the Offered Debentures;

                  (xix) each of the Trust and the Operating Subsidiaries has conducted and is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licences, registrations and qualifications in all jurisdictions in which it carries on business necessary to carry on its business as now conducted and as contemplated to be conducted in the Prospectuses, including, without limitation, performing its obligations under the Material Agreements to which it is a party, except where such non-compliance or lack of license, registration or qualification, in aggregate, would not have a material adverse affect on the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or the results of the operations of the Trust, Harvest and their subsidiaries (taken as a whole);

                  (xx) each of the Material Agreements is properly described as to parties, dates, terms, conditions and amendments thereto, each of such agreements is a legal, valid and binding obligation of the Trust and the Operating Subsidiaries, as the case may be, enforceable against such parties in accordance with its terms subject to the general qualifications set forth in the opinion of the Trust's counsel to be delivered pursuant to paragraph 13(a)(viii) and each of the Trust and the Operating Subsidiaries, as applicable, are in compliance with the terms of such Material Agreements except where such noncompliance, in aggregate, would not have a material adverse affect on the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or the results of the operations of the Trust, Harvest and their subsidiaries (taken as a whole) and neither the Trust or Harvest is aware of any default or breach of a material nature under any such Material Agreements by any other party thereto;

                  (xxi) the information and statements set forth in the Public Record to the extent incorporated by reference in the Prospectuses were true, correct, and complete in all material respects and did not contain any misrepresentation, as of the date of such information or statements;

                  (xxii) the authorized capital of the Trust consists of an unlimited number of Trust Units of which 43,813,598 Trust Units were issued and outstanding, as at July 8, 2005;

                  (xxiii) no person holds any securities convertible into or exchangeable for Trust Units or has any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option or right for the acquisition of any unissued Trust Units or other securities of the Trust except for (a) 1,537,025 Trust Units issuable on exercise of rights granted to directors, officers and employees of Harvest pursuant to the Trust's Unit

                           Incentive Plan, (b) 10,930 Trust Units issuable pursuant to the Trust's Unit Award Incentive Plan,
                           (c) Trust Units issuable from time to time pursuant to the Trust's DRIP Plan, (d) any Trust Units that may be issued from time to time pursuant to the Equity Bridge Notes, (e) Trust Units issuable in accordance with the terms of 239,882 Harvest Exchangeable Shares which as at July 8, 2005 were outstanding, (f) Trust Units issuable on the conversion or redemption of the $2,601,000 principal amount of 9% Debentures which as at July 8, 2005 were outstanding, (g) Trust units issuable on the conversion or redemption of the $7,573,000 principal amount of 8% Debentures which as at July 8, 2005 were outstanding, and (h) Trust Units issuable from time to time pursuant to the Trust's Unit Award Incentive Plan;

                  (xxiv) no Securities Commission, the Exchange or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Trust and no proceedings, investigations or inquiries for such purpose are pending or contemplated or (as far as the Trust or Harvest are aware) threatened;

                  (xxv) Valiant Trust Company at its principal office in the cities of Calgary, Alberta and Toronto, Ontario is the duly appointed registrar and transfer agent of the Trust with respect to the Trust Units;

                  (xxvi) Valiant Trust Company will on the Closing Date be the duly appointed transfer agent of the Subscription Receipts, escrow agent under the Subscription Receipt Agreement, trustee under the Debenture Trust Indenture, and, at its principal office in the cities of Calgary and Toronto will on the Closing Date be the duly appointed registrar and transfer agent of the Trust with respect to the Offered Debentures;

                  (xxvii) the record or minute books of the Trust and the Operating Subsidiaries are true and correct and at the Closing Date will contain the minutes of all meetings (either executed or in draft form) and all resolutions of the trustees and of the directors, shareholders and unitholders of the Trust and the Operating Subsidiaries;

                  (xxviii) other than as provided for in this agreement, neither the Trust nor any of the Operating Subsidiaries has incurred any obligation or liability (absolute, accrued, contingent or otherwise) for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the offering contemplated herein;

                  (xxix) the issued and outstanding Trust Units are listed and posted for trading on the Exchange and the Offered Receipts, the Offered Debentures and the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable on the conversion or redemption of the Offered Debentures will be listed and posted for trading on the Exchange upon the Trust complying with the usual conditions imposed by the Exchange with respect thereto;

                  (xxx) the Trust is a "reporting issuer" in the provinces of British Columbia, Alberta, Saskatchewan, Ontario, Quebec, New Brunswick, Newfoundland and Labrador and Nova Scotia within the meaning of the Applicable Securities Laws in such provinces and has equivalent status in the provinces of Manitoba and Prince Edward Island and is not in default of any requirement of the Applicable Securities Laws;

                  (xxxi) the definitive form of certificates for the Trust Units are, and the definitive form of certificates for the Offered Receipts and the Offered Debentures will on the Closing Date be, in due and proper form under the laws governing the Trust and in compliance with the requirements of the Exchange;

                  (xxxii) the Trust and Harvest have made available to the Engineers, prior to the issuance of the Reserve Report, for the purpose of preparing the Reserve Report, all information requested by the Engineers, which information did not contain any material misrepresentation at the time such information was provided. Except with respect to changes in the prices of oil and gas, neither the Trust nor Harvest has any knowledge of a material adverse change in any production, operating expenses, reserves or other relevant information provided to the Engineers (taken as a whole) since the date that such information was so provided. Each of the Trust and Harvest believes that. taken as a whole, the Reserve Report reasonably presents the quantity and pre-tax present worth values of the oil and gas reserves attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at December 31, 2004 based upon information available at the time such reserves information was prepared, and the Trust and Harvest believe that at the date of such reports they did not (and as of the date hereof, except as may be attributable to production since the date of such reports does not) overstate the aggregate quantity or pre-tax present worth values of such reserves or the estimated monthly production volumes therefrom;

                  (xxxiii) neither the Trust nor Harvest has any knowledge of a material adverse change in any reserves information contained in the Sproule Report and the Trust and Harvest believe that the Prospectuses reasonably present the quantity and pre-tax present worth values of the crude oil, natural gas liquids and natural gas reserves attributable to the New Properties as at March 31, 2005 (or as of the date hereof, except as may be attributable to production since the respective date of each such report) based upon information available at the time such information was prepared;

                  (xxxiv) neither the Trust nor Harvest is aware of any defects, failures or impairments in the title of Harvest or any of the Operating Subsidiaries to the crude oil, natural gas liquids and natural gas properties disclosed in the

                           Prospectuses, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in aggregate could have a material adverse effect on:
                           (a) the quantity and pre-tax present worth values of crude oil, natural gas liquids and natural gas reserves of Harvest or the Operating Subsidiaries as disclosed in the Prospectuses; (b) the current production volumes of the Operating Subsidiaries; or
                           (c) the current cash flow of the Operating
                           Subsidiaries;

                  (xxxv) neither the Trust nor Harvest is aware of any defects, failures or impairments in the title the Vendor or any of its subsidiaries to the New Properties, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party which in aggregate could have a material adverse effect on:
                           (A) the quantity and pre-tax present worth values of the New Properties; (B) the current production volumes of the New Properties; or (C) the current cash flow of the New Properties;

                  (xxxvi) to the knowledge of the Trust and Harvest, the Trust has good and marketable title to the Trust Assets, free and clear of all liens, charges, encumbrances and security interests of any nature or kind, except as described in the Prospectuses or the Trust Financial Statements;

                  (xxxvii) each of the Trust and the Operating Subsidiaries have been and are in material compliance with all applicable federal, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance;

                  (xxxviii)each of the Trust and the Operating Subsidiaries have obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") necessary for the operation of their projects as currently operated and each Environmental Permit is valid, subsisting and in good standing and the holders of the Environmental Permits are not in default or breach thereof and no proceeding is pending or threatened to revoke or limit any Environmental Permit, except in each case where the result would not have a material adverse effect on either the Trust or the Operating Subsidiaries;

                  (xxxix) neither the Trust nor any Operating Subsidiary (including, if applicable, any predecessor companies thereof) have received any notice of, or been prosecuted for an offence alleging, material noncompliance with any Environmental Laws, and neither the Trust nor any Operating Subsidiary (including, if applicable, any predecessor companies) have settled any allegation of material non-compliance short of prosecution. There are no order or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Trust or any Operating Subsidiary, nor has either the Trust or any Operating Subsidiary received notice of any of the same and which orders directions or notices remain outstanding as unresolved;

                  (xl) Harvest has the necessary power and authority to execute and deliver the Prospectuses on behalf of the Trust and all requisite action has been taken by Harvest to authorize the execution and delivery by it of the Prospectuses on behalf of the Trust;

                  (xli) the Trust is not an "investment company" within the meaning of that term under the United States Investment Company Act of 1940 and the Trust has complied and will comply with the representations, warranties and covenants of the Trust set forth in Schedule "A" hereto;

                  (xlii) the attributes and characteristics of the Offered Receipts, the Offered Debentures and the Trust Units conform in all material respects to the attributes and characteristics thereof described in the Prospectuses; and

                  (xliii) with such exceptions as are not material to the Trust, Harvest and their subsidiaries (taken as a whole), the Trust and each of the Operating Subsidiaries has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Trust or any of the Operating Subsidiaries and to the best of the knowledge, information and belief of the Trust and Harvest there are no actions, suits, proceedings, investigations or claims threatened or pending against the Trust or any of the Operating Subsidiaries, in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

                  (xliv) the representations and warranties of HBT1 and HBT2 in the Acquisition Agreement, true copies of which have been provided to the Underwriters, are true and correct as of the date hereof, except as such would not have a material adverse effect on the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, Harvest and their subsidiaries (taken as a whole);

                  (xlv) neither the Trust nor Harvest has any reason to believe that the representations and warranties of the Vendor in the Acquisition Agreement are not true and correct as of the date hereof or that the Vendor, is in breach of any covenants of the Vendor, in the Acquisition Agreement, except, such as would not have a material adverse effect on the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise) or results of operations of the New Properties, the Trust or Harvest;

                  (xlvi) to the knowledge of the Trust and Harvest, no event has occurred or condition exists which will prevent the Acquisition from being completed prior to 5:00 p.m. (Calgary time) on August 2, 2005; and

                  (xlvii) the Trust shall pay the Special Interest on the Trust Units issued upon exercise of the Offered Receipts.

9.       Indemnity

         (a) Each of the Trust and Harvest, jointly and severally, shall indemnify and save harmless each of the Underwriters, and each of the Underwriters' agents, directors, officers, shareholders and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Securities), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Underwriters, or any of the Underwriters' agents, directors, officers, shareholders or employees may be subject or which the Underwriters, or any of the Underwriters' agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

                  (i) any information or statement contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material or in any other document or material filed or delivered pursuant hereto (other than any information or statement relating solely to the Underwriters and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus, the Prospectus or any Supplementary Material or in any other document or material filed or delivered pursuant hereto) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Underwriters) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

                  (ii) any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Underwriters and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus, the Prospectus or any Supplementary Materials or in any other document or material filed or delivered pursuant hereto) contained in the Preliminary Prospectus, the Prospectus, any Supplementary Materials or in any other document or any other part of the Public Record filed by or on behalf of the Trust;

                  (iii) any misrepresentation or alleged misrepresentation contained in the responses (taken as a whole) provided to the Underwriters by the Trust, Harvest or the directors of Harvest, any committee of the directors of Harvest or any one member of such committee, or officers of Harvest, in the Due Diligence Session (other than any portion of such responses that are forward-looking or related to projections or forecasts);

                  (iv) any prohibition or restriction of trading in the securities of the Trust or any prohibition or restriction affecting the distribution of the Offered Securities or Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon conversion or redemption of the Offered Debentures imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subparagraph 9(a)(ii);

                  (v) any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Offered Securities or the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures; or

                  (vi) any breach of, default under or non-compliance by the Trust or Harvest with any requirements of the Applicable Securities Laws, the by-laws, rules or regulations of the Exchange or any representation, warranty, term or condition of this agreement or in any certificate or other document delivered by or on behalf of the Trust or Harvest hereunder or pursuant hereto; provided, however, no party who has engaged in any fraud, wilful misconduct, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from any person who has not engaged in such fraud, wilful misconduct, fraudulent misrepresentation or negligence (provided that for greater certainty, the foregoing shall not disentitle an Underwriter from claiming indemnification hereunder to the extent that the negligence, if any, relates to the Underwriter's failure to conduct adequate "due diligence").

         (b) If any claim contemplated by paragraph 9(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such paragraphs, such person or corporation (the "Indemnified Person") shall notify the Trust and Harvest (collectively the "Indemnifying Parties") (provided that failure to so notify the Indemnifying Parties of the nature of such claim in a timely fashion shall relieve the Indemnifying Parties of liability hereunder only if and to the extent that such failure materially prejudices the Indemnifying Parties' ability to defend such claim) as soon as possible of the nature of such claim and the Indemnifying Parties shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Indemnifying Parties and acceptable to the Indemnified Person acting reasonably and that no settlement may be made by the Indemnifying Parties or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by paragraph 9(a) if:

                  (i) the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to an Indemnifying Party and that representation of the Indemnified Person and any one or more of the Indemnifying Parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Indemnifying Parties shall not have the right to assume the defense of such proceedings on the Indemnified Person's behalf);

                  (ii) the Indemnifying Parties shall not have taken the defense of such proceedings and employed counsel within ten (10) business days after notice has been given to the Indemnifying Parties of commencement of such proceedings; or

                  (iii) the employment of such counsel has been authorized by the Indemnifying Parties in connection with the defense of such proceedings;

                  and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel (on a solicitor and his client basis) shall be paid by the Indemnifying Parties, provided that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Persons.

         (c) Each of the Indemnifying Parties hereby waives its rights to recover contribution from the Underwriters with respect to any liability of the Indemnifying Party by reason of or arising out of any misrepresentation in the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Underwriters contained in such document and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus or the Prospectus.

         (d) If any legal proceedings shall be instituted against an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Offered Securities or the Trust Units issuable pursuant to the Offered Receipts or if any regulatory authority or stock exchange shall carry out an investigation of an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Offered Securities or the Trust Units issued pursuant to the Offered Receipts and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Persons may employ their own legal counsel and the Indemnifying Parties shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

         (e) The rights and remedies of the Indemnified Persons set forth in paragraphs 9, 10 and 11 hereof are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

         (f) The Indemnifying Parties hereby acknowledge that the Underwriters are acting as agents for the Underwriters' respective agents, directors, officers, shareholders and employees under this paragraph 9 and under paragraph 10 with respect to all such agents, directors, officers, shareholders and employees.

         (g) The Indemnifying Parties waive any right they may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

         (h) The rights of indemnity contained in this paragraph 9 shall not apply if the Indemnifying Parties have complied with the provisions of paragraphs 4 and 5 and the person asserting any claim contemplated by this paragraph 9 was not provided with a copy of the Prospectus or any amendment to the Prospectus or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Applicable Securities Laws, to be delivered to such person by the Underwriters.

         (i) If the Indemnifying Parties have assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Indemnifying Parties copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Indemnifying Parties in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Indemnifying Parties.

10.      Contribution

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from one or more of the Indemnifying Parties on grounds of policy or otherwise, the Indemnifying Parties and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Securities), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which they may be subject or which they may suffer or incur:

         (a) in such proportion as is appropriate to reflect the relative benefit received by the Indemnifying Parties on the one hand, and by the Underwriters on the other hand, from the offering of the Offered Securities; or

         (b) if the allocation provided by paragraph 10(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph 10(a) above but also to reflect the relative fault of the Underwriters on the one hand, and the Indemnifying Parties, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Indemnifying Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Indemnifying Parties (net of fees but before deducting expenses) bear to the fees received by the Underwriters. In the case of liability arising out of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record, the relative fault of the Indemnifying Parties, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 9 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of, one or more of the Indemnifying Parties or the Underwriters and the parties' relative intent knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 9.

         The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Securities), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.

         Each of the Indemnifying Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs. The rights to contribution provided in this paragraph 10 shall be in addition to, and without prejudice to, any other right to contribution which the Underwriters or other Indemnified Persons may have.

         Any liability of the Underwriters under this paragraph 10 shall be limited to the amount actually received by the Underwriters under paragraph 2.

11.      Expenses

         (a) Whether or not the transactions contemplated herein shall be completed, subject to paragraph 11(b), all costs and expenses (including applicable goods and services tax) of or incidental to the transactions contemplated hereby including, without limitation, those relating to the distribution of the Offered Securities shall be borne by the Trust including, without limitation, all costs and expenses of or incidental to the preparation, filing and reproduction (including the commercial copies thereof) of the Preliminary Prospectus, the Prospectus, any Supplementary Material and the delivery thereof to the Underwriters, the fees and expenses of the Trust's counsel, the fees and expenses of agent counsel retained by the Trust or the Trust's counsel, the fees and expenses of the Trust's transfer agent, auditors, engineers and other outside consultants, all stock exchange listing fees, the expenses related to audio-visual and teleconference presentations, including the costs associated with audio-visual personnel, hotel, food and travel expenses incurred in connection with marketing meetings, and reasonable hotel and travel expenses for the Underwriters incurred in connection with the marketing meetings, the reasonable fees and expenses of the Underwriters' counsel, the fees and expenses related to any newspaper advertisements, all reasonable out-ofpocket expenses incurred by the Underwriters, the cost of preparing record books for all of the parties to this agreement and their respective counsel and all other costs and expenses relating to this transaction.

         (b) If the purchase and sale of the Offered Securities is not completed in accordance with the terms hereof by reason of a breach by or default of the Underwriters, the Underwriters shall be responsible for all fees, disbursements and expenses of the Underwriters set forth in paragraph 11(a).

12.      Termination

         (a) The Underwriters, or any of them, may, without liability, terminate their obligations hereunder, by written notice to the Trust in the event that after the date hereof and at or prior to the Closing Time:

                  (i) any order to cease or suspend trading in any securities of the Trust or Harvest or prohibiting or restricting the distribution of any of the Offered Securities, the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange or any other competent authority, and has not been rescinded, revoked or withdrawn;

                  (ii) any inquiry, action, suit, investigation (whether formal or informal) or other proceeding in relation to the Trust or any of the Operating Subsidiaries or any of the directors or senior officers of Harvest is announced, commenced or threatened by any securities commission or similar regulatory authority, the Exchange or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriters or any one of them, the change, announcement, commencement or threatening thereof is expected to adversely affect the trading or distribution of the Offered Securities, the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures or any other securities of the Trust or would be expected to have a material adverse effect on the market price or value of the Trust Units or other securities of the Trust;

                  (iii) there shall have occurred any adverse change, as determined by the Underwriters or any one of them in their sole discretion, acting reasonably, in the senior management of Harvest, or in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Trust or any of the Operating Subsidiaries or the respective properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Trust or any of the Operating Subsidiaries which in the Underwriters' opinion, could reasonably be expected to have a material adverse effect on the market price or value of the Offered Receipts, Offered Debentures, the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures or any other securities of the Trust or the investment quality or marketability of the Offered Receipts, the Offered Debentures, the Trust Units issuable pursuant to the Offered Receipts or the Trust Units issuable upon the conversion or redemption of the Offered Debentures;

                  (iv) there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or occurrence of national or international consequence, or any law, action, regulation or other occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters or any one of them, acting reasonably, materially adversely affects or involves, or will materially adversely affect or involve, the financial markets generally or the business, operations or affairs of the Trust and its Operating Subsidiaries on a consolidated basis;

                  (v) the Underwriters shall become aware of any adverse material change with respect to the Trust and its Operating Subsidiaries (taken as a whole) which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof;

                  (vi) the Trust or Harvest shall be in breach or default under or noncompliance with any representation, warranty, term or condition of this agreement in any material respect;

                  (vii) there is announced any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change, which in the sole opinion of the Underwriters, or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Receipts, the Offered Debentures or the Trust Units; or

                  (viii) the Acquisition Agreement is terminated or the Trust has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition.

         (b) The Underwriters, or any of them, may exercise any or all of the rights provided for in paragraph 12(a) or paragraph 13 or 17 notwithstanding any material change, change, event or state of facts and (except where the Underwriter purporting to exercise any of such rights is in breach of its obligations under this agreement) notwithstanding any act or thing taken or done by the Underwriters or any inaction by the Underwriters, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Underwriters related to the offering or continued offering of the Offered Securities for sale and any act taken by the Underwriters in connection with any amendment to the Prospectus (including the execution of any amendment or any other Supplementary Material) and the Underwriters shall only be considered to have waived or be estopped from exercising or relying upon any of their rights under or pursuant to paragraph 12(a) or paragraph 13 or 17 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance;

         (c) Any termination pursuant to the terms of this agreement shall be effected by notice in writing delivered to the Trust provided that no termination shall discharge or otherwise affect any obligation of the Trust or Harvest under paragraph 9, 10, 11 or 17. The rights of the Underwriters to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have; and

         (d) If an Underwriter elects to terminate its obligation to purchase the Offered Securities as aforesaid, whether the reason for such termination is within or beyond the control of the Trust or Harvest the liability of the Trust and Harvest hereunder shall be limited to the indemnity referred to in paragraph 9, the contribution rights referred to in paragraph 9 and the payment of expenses referred to in paragraph 11.


13.      Closing Documents

         The obligations of the Underwriters hereunder, as to the Offered Securities to be purchased at the Closing Time, shall be conditional upon all representations and warranties and other statements of the Trust and Harvest herein being, at and as of the Closing Time, true and correct in all material respects, the Trust and Harvest having performed in all material respects, at the Closing Time, all of their obligations hereunder theretofore to be performed and the Underwriters receiving at the Closing Time:

         (a) favourable legal opinions of the Trust's counsel and the Underwriters' counsel addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request relating to the offering of the Offered Securities, the Trust, the Operating Subsidiaries and the transactions contemplated hereby, including, without limitation, that:

                  (i) the Trust is valid and existing as a trust under the laws of the Province of Alberta and having the Trustee as its trustee;

                  (ii) each of HST, HBT1 and HBT2 is valid and existing as a trust under the laws of the Province of Alberta;

                  (iii) each of Red Earth Partnership and BRP is duly formed and validly existing as a general partnership under the laws of the Province of Alberta;

                  (iv) each of Harvest and Red Earth Energy Inc. has been duly incorporated and is validly subsisting under the jurisdiction of its incorporation;

                  (v) the Trust has all requisite power and authority to own and lease its assets;

                  (vi) each of the Operating Subsidiaries has the requisite power and authority to own and lease its properties and assets and to conduct its business and to own its properties and assets under the laws of the jurisdictions where it carries on a material part of its business;

                  (vii) the Trust is the registered and beneficial holder of all issued and outstanding shares of Harvest (other than the Harvest Exchangeable Shares) and trust units of each of HST and HBT2, and HST is the registered and beneficial owner of all issued and outstanding trust units of HBT1, in each case all of which have been duly authorized and validly issued as fully paid and non-assessable;

                  (viii) each of Harvest, on behalf of the trustee of the Trust, Harvest (on its own behalf and as trustee of
                           HST), 1115638 Alberta Ltd. as trustee of HBTI, 1115650 Alberta Ltd. as trustee of HBT2 and the other Operating Subsidiaries has all necessary trust or corporate power and authority to enter into this agreement, the Subscription Receipt Agreement, the Debenture Trust Indenture and the Material Agreements to which it is a party and to perform its obligations set out herein and therein, as applicable, and each of this agreement, the Subscription Receipt Agreement, the Debenture Trust Indenture and the Material Agreements have been duly authorized, executed and delivered, as applicable, by Harvest, on behalf of the trustee of the Trust, Harvest (on its own behalf and as trustee of HST), 1115638 Alberta Ltd. as trustee of HBT1, 1115650 Alberta Ltd. as trustee of HBT2 and the other Operating Subsidiaries, as applicable, and constitutes a legal, valid and binding obligation of each of the Trust, Harvest and the other Operating Subsidiaries enforceable against the Trust, Harvest and the other Operating Subsidiaries, as applicable, in accordance with their terms except that the validity, binding effect and enforceability of the terms of agreements and documents are subject to the qualification that such validity, binding effect and enforceability may be limited by:

                           (A)      applicable bankruptcy, insolvency,
                                    moratorium, reorganization or other laws affecting creditors' rights generally;

                           (B) general principles of equity, including the fact that equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

                           (C) the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments; and

                           (D) the applicable laws regarding limitations of actions.

                           Notwithstanding the foregoing:

                           (E) no opinion shall be expressed as to the enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such documents would be determined only in the discretion of the court;
                           (F) the enforceability of any provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law; and
                           (G) the enforceability of rights to indemnity, contribution and waiver under the documents may be limited or unavailable under applicable law;

                  (ix) the execution and delivery of this agreement, the Subscription Receipt Agreement and the Debenture Trust Indenture and the fulfillment of the terms hereof and thereof by each of the Trust and Harvest and the performance of and compliance with the terms of each of this agreement, the Subscription Receipt Agreement and the Debenture Trust Indenture by Harvest on behalf of the trustee of the Trust and Harvest, on its own behalf, does not and will not result in a breach of, or constitute a default under, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, (i) any applicable laws; (ii) any term or provision of the Trust Indenture, (iii) the articles, by-laws or constating documents of the Trust or Harvest, as applicable, (iv) any resolutions of the unitholders or the directors (or any committee thereof) or shareholders of the Trust or Harvest, as applicable,
                           (v) any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Trust or Harvest is a party or by which it is bound, of which such counsel is aware including, without limitation, the Material Agreements, or (vi) any judgment, order or decree of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Trust or Harvest or their respective properties or assets or the Offered Securities, of which such counsel is aware;

                  (x) the forms of the definitive certificate representing the Offered Receipts, Offered Debentures and Trust Units have been approved and adopted by the Trust and comply with all legal requirements (including all applicable requirements of the Exchange) relating thereto;

                  (xi) the Offered Receipts and the Offered Debentures have been duly and validly created, allotted and issued as fully paid and non-assessable Subscription Receipts and Debentures, respectively, of the Trust;

                  (xii) the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable upon conversion or redemption of the Offered Debentures will, upon issuance in accordance with the terms of the Subscription Receipt Agreement, the Debenture Trust Indenture and the Trust Indenture, as applicable, be issued as fully paid and nonassessable Trust Units of the Trust;

                  (xiii) the Trust and the attributes of the Offered Receipts, the Offered Debentures and the Trust Units issuable pursuant to the Offered Receipts or upon the conversion or redemption of the Offered Debentures conform in all material respects with the description thereof contained in the Prospectuses;

                  (xiv) the Offered Receipts, the Offered Debentures and the Trust Units issuable pursuant to the Offered Receipts or upon the conversion or redemption of the Offered Debentures are eligible investments as set out under the heading "Eligibility for Investment" in the Prospectuses;

                  (xv) all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the Applicable Securities Laws of each of the Qualifying Provinces in order to qualify the Offered Securities for distribution and sale to the public in each of such Qualifying Provinces by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of such Applicable Securities Laws;

                  (xvi) based on Applicable Securities Laws in effect as of the Closing Date, neither the distribution of Trust Units issuable pursuant to the Offered Receipts or on the conversion or redemption of the Offered Debentures, nor the first trade in such Trust Units, will be subject to the prospectus requirements of Applicable Securities Laws, and no other filing, proceeding, approval, consent or authorization will be required to be made, taken or obtained pursuant to Applicable Securities Laws in connection with such issuance or trade;

                  (xvii) the Trust is a "reporting issuer" not in default of any requirement of the Securities Act (Alberta) and the regulations thereunder and has a similar status under the Applicable Securities Laws of each of the other Qualifying Provinces that have the "reporting issuer" concept;

                  (xviii) each of the Trust and Harvest have the necessary power and authority to execute and deliver the Prospectuses and all necessary action has been taken by each of the Trust and Harvest to authorize the execution and delivery by it of the Prospectuses and the filing thereof, as the case may be, in each of the Qualifying Provinces in accordance with Applicable Securities Laws;

                  (xix) subject to the qualifications set out therein, the statements in the Prospectus under the heading "Canadian Federal Income Tax Considerations" constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who hold Offered Securities;

                  (xx) the Offered Receipts, the Offered Debentures, the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable upon the conversion or redemption of the Offered Debentures are conditionally listed on the Exchange and, upon notification to the Exchange of the issuance and sale thereof and fulfillment of the conditions of the Exchange, will be posted for trading on the Exchange;

                  (xxi)    the authorized and issued capital of the Trust;

                  (xxii) Valiant Trust Company at its principal offices in Calgary, Alberta and Toronto, Ontario has been duly appointed the transfer agent and registrar for the Trust Units, the Offered Receipts and the Offered Debentures, and has been duly appointed the trustee under the Debenture Trust Indenture and the escrow agent under the Subscription Receipt Agreement;

         and as to all other legal matters, including compliance with Applicable Securities Laws in any way connected with the issuance, sale and delivery of the Offered Securities as the Underwriters may reasonably request.

It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Trust, Harvest, the transfer agent and the Trust's auditors as to relevant matters of fact. It is further understood that the Underwriters' counsel may rely on the opinion of the Trust's counsel as to matters which specifically relate to the Trust, the Operating Subsidiaries or the Trust Units, including the issuance of the Offered Securities;

         (b) a certificate of each of the Trust and Harvest dated the Closing Date addressed to the Underwriters and signed on behalf of the Trust and Harvest by the President and Vice President, Finance of Harvest or such other officers or directors of Harvest satisfactory to the Underwriters, acting reasonably, certifying that:

                  (i) each of the Trust and Harvest has complied with and satisfied in all material respects all terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Closing Time;

                  (ii) the representations and warranties of the Trust and Harvest set forth in this agreement are true and correct in all material respects at the Closing Time, as if made at such time; and

                  (iii) no event of a nature referred to in paragraph 7(a), 7(b), 12(a)(i), 12(a)(ii), 12(a)(iii) or
                               12(a)(vi) has occurred or to the knowledge of such officer is pending, contemplated or threatened;

and the Underwriters shall have no knowledge to the contrary;

         (c) a comfort letter of each of the Trust's auditors, the New Properties' auditors, Storm's auditors and the EnCana Properties' auditors addressed to the Underwriters and dated the Closing Date, satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters referred to in paragraph 5(c) hereof up to the Closing Time, which comfort letter shall be not more than two Business Days prior to the Closing Date;

         (d) evidence satisfactory to the Underwriters that the Offered Receipts, the Offered Debentures, the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable on the conversion of the Offered Debentures have been conditionally listed on the Exchange, in each case not later than the close of business on the last

                  Business Day preceding the Closing Date, in the case of the Offered Receipts and Offered Debentures, and upon notice to the Exchange, in the case of the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable on the conversion or redemption of the Offered Debentures, and shall be posted for trading as at the opening of business on the Closing Date or first trading date after notice of such issuance, as applicable;

         (e) evidence satisfactory to the Underwriters that the Special Interest, if any, will be paid on the Trust Units issuable pursuant to the Offered Receipts;

         (f) evidence satisfactory to the Underwriters that the Acquisition Agreement has not been terminated and that no event has occurred or condition exists which will prevent the Acquisition from being completed prior to 5:00 p.m. (Calgary time) on September 30, 2005 substantially and in all material respects as contemplated in the Acquisition Agreement, and as such agreements are described in the Prospectus; and

         (g) such other certificates and documents as the Underwriters may request, acting reasonably.


14.      Deliveries

         (a) The sale of the Offered Receipts and Offered Debentures to be purchased hereunder shall be completed at the Closing Time at the offices of the Trust's counsel in Calgary, Alberta or at such other place as the Trust and the Underwriters may agree. Subject to the conditions set forth in paragraph 13, the Underwriters, on the Closing Date, shall deliver (A) to the Trust the amount of $1,000 for each Offered Debenture (which amount will be $75,000,000) by wire transfer, in respect of the Offered Debentures); and (B) to the Escrow Agent, on behalf of the Trust, the amount of $26.90 for each Offered Receipt (which amount will be $175,000,640), by wire transfer, against delivery by the Trust of:

                  (i) the opinions, certificates and documents referred to in paragraph 13;

                  (ii) definitive certificates representing, in the aggregate, all of the Offered Receipts and Offered Debentures registered, subject to paragraph (b) below, in the name of National Bank Financial Inc. or in such name or names as the Underwriters shall notify the Trust in writing not less than 24 hours prior to the Closing Time; and

                  (iii) payment to National Bank Financial Inc., by certified cheque, bank draft or wire transfer or such other means as Harvest and the Underwriters may agree, of the fee provided for in paragraph 3(a) in respect of the Offered Receipts and Offered Debentures, being an aggregate fee of $7,375,016.


         (b) If the Trust determines to issue the Offered Debentures as a book-entry only security in accordance with the rules and procedures of The Canadian Depository for Securities Limited ("CDS"), then, as an alternative to the Trust delivering to the

                  Underwriters definitive certificates representing the Offered Debentures in the manner and at the times set forth in this paragraph 14:

                  (i) the Underwriters will provide a direction to CDS with respect to the crediting of the Offered Debentures to the accounts of the participants of CDS as shall be designated by the Underwriters in writing in sufficient time prior to the Closing Date to permit such crediting; and

                  (ii) the Trust shall cause Valiant Trust Company, as registrar and transfer agent of the Offered Debentures, to deliver to CDS, on behalf of the Underwriters, one fully registered global certificate for the Offered Debentures to be purchased hereunder, registered in the name of "CDS & Co." as the nominee of CDS, to be held by CDS as a book-entry only security in accordance with the rules and procedures of CDS.

15.      Restrictions on Offerings

         The Trust agrees that prior to 90 days after the Closing Date, it shall not directly or indirectly, sell or offer to sell any Trust Units or debentures having attributes similar to those of the Offered Debentures, or otherwise lend, transfer or dispose of any securities exchangeable, convertible or exercisable into Trust Units or debentures having attributes similar to those of the Offered Debentures or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Trust Units or debentures having attributes similar to those of the Offered Debentures, whether any such transaction is settled by delivery of Trust Units or debentures having attributes similar to those of the Offered Debentures or other such securities, in cash or otherwise, or announce any intention to do any of the foregoing, without the consent of National Bank Financial Inc., on behalf of the Underwriters, such consent not to be unreasonably withheld (provided that the foregoing will not restrict the Trust from granting rights pursuant to the Trust's Unit Incentive Plan or the Trust's Unit Award Incentive Plan or issuing Trust Units pursuant to (a) the exercise of rights to purchase Trust Units outstanding under the Unit Incentive Plan or the Trust's Unit Award Incentive Plan, (b) the conversion or redemption of any of the 8% Debentures, the 9% Debentures or the Offered Debentures, (c) the payment of interest on the 8% Debentures, the 9% Debentures or the Offered Debentures, (d) pursuant to the Trust's DRIP Plan, (e) an acquisition, merger, consolidation or amalgamation or the issuance of Trust Units upon the exercise of currently existing rights or instruments, or (f) pursuant to the terms of the Harvest Exchangeable Shares.

16.      Notices

         Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Trust or Harvest be addressed to Harvest, c/o Mr. Jacob Roorda, President, at the above address, Fax No. (403) 265-3490 with a copy to:

         Burnet, Duckworth & Palmer LLP
         1400, 350 - 7th Avenue S.W.
         Calgary, Alberta T2P 3N9
         Attention: Keith Greenfield Fax No.: (403) 260-0337 and, in the case of notice to be given to the Underwriters, be addressed to:

National Bank Financial Inc.
2802, 450 - 1st Street S.W.
Calgary, Alberta T2P 5H1
Attention: L. Trevor Anderson Fax No.: (403) 265-0543

TD Securities Inc.
800, 324 - 8th Avenue S.W.
Calgary, Alberta T2P 2Z2
Attention: Alec Clark Fax No.: (403) 292-2776

CIBC World Markets Inc.
900, 855 - 2nd Street S.W.
Calgary, Alberta T2P 4J7
Attention: T. Timothy Kitchen Fax No.: (403) 260-0524

Scotia Capital Inc.
2000, 700 - 2nd Street S.W.
Calgary, Alberta T2P 2N7
Attention: Mark Herman Fax No.: (403) 298-4099
Canaccord Capital Corporation
Suite 2200, 450 -1st Street S.W.
Calgary, AB T2P 5P8
Attention: Karl B. Staddon Fax No.: (403) 508-3866

GMP Securities Ltd.
Suite 1600, 500 - 4th Ave. S.W.
Calgary, Alberta T2P 2V6
Attention: Sandy Edmonstone Fax No.: (403) 543-3583

FirstEnergy Capital Corp.
1600, 333-7th Avenue S.W.
Calgary, Alberta T2P 2Z1
Attention: Nicholas J. Johnson Fax No.: (403) 262-0688

Tristone Capital Inc.
1800, 335 - 8th Avenue S.W.
Calgary, AB T2P 1C9
Attention: R. Bradley Hurtubise  Fax No.: (403) 539-4365

Haywood Securities Inc.
Suite 301, 808 -1st Street S.W.
Calgary, AB T2P 1M9
Attention: David McGorman Fax No.: (403) 509-1991

Raymond James Ltd.
Suite 2500, 707 - 8th Avenue SW
Calgary, Alberta T2P 1H5
Attention: Jason Holtby Fax No.: (403) 509-0535

and a copy to:

Blake, Cassels & Graydon LLP
3500, 855 - 2nd Street S.W.
Calgary, Alberta T2P 4J8
Attention: Scott R. Cochlan Fax No.: (403) 260-9700

or to such other address as the party may designate by notice given to the other. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

         (a) a communication which is personally delivered shall, if delivered before 4:00 p.m. (local time at the place of delivery) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

         (b) a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:00 p.m. (local time at the place of receipt), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.


17.      Conditions

         All terms, covenants and conditions of this agreement to be performed by the Trust and Harvest, or either of them, shall be construed as conditions, and any breach or failure to comply with any material terms and conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligations to purchase the Offered Securities, by written notice to that effect given to the Trust prior to the Closing Time. The Underwriters may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Underwriters only if the same is in writing.

18.      Survival of Representations and Warranties

         All representations, warranties, terms and conditions herein (including, without limitation, those contained in paragraph 8) or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Underwriters for the Offered Securities, the termination of this agreement and the distribution of the Offered

Securities pursuant to the Prospectus and shall continue in full force and effect for the benefit of the Underwriters regardless of any investigation by or on behalf of the Underwriters with respect thereto.

19.      Several Liability of Underwriters

         The Underwriters' rights and obligations under this agreement are several and not joint and several including, without limitation, that:

         (a) each of the Underwriters shall be obligated to purchase only the percentage of the total number of Offered Securities set forth opposite their names set forth in this paragraph 19; and

         (b) if at the Closing Time any one or more of the Underwriters shall fail or refuse to purchase its respective percentage set forth below of the aggregate number of the Offered Securities (other than in accordance with section 11) and the number of such Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 7% of the aggregate number of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated severally, in the proportions that the respective percentage set forth below opposite the names of all such non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase at such time; and

         (c) if any one or more of the Underwriters shall not purchase its applicable percentage of the Offered Securities at the Closing Time and the number of such securities which such defaulting Underwriters or Underwriters agreed but failed or refused to purchase is more than 7% of the aggregate number Offered Securities to be purchased at such time, then the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of Offered Securities which would otherwise have been purchased by such one or more of the Underwriters; the Underwriters exercising such right shall purchase such Offered Securities pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event such right is not exercised, the Underwriters which are not in default shall be entitled by written notice to the Trust to terminate this agreement without liability.

         The applicable percentage of the total number Offered Securities which each of the Underwriters shall be separately obligated to purchase is as follows:


                  National Bank Financial Inc.              33.0%
                       TD Securities Inc.                   24.0%
                     CIBC World Markets Inc.                15.0%
                       Scotia Capital Inc.                  10.0%
                  Canaccord Capital Corporation             5.0%
                       GMP Securities Inc.                  5.0%
                    FirstEnergy Capital Corp.               3.0%
                      Tristone Capital Inc.                 3.0%

                     Haywood Securities Inc.                1.0%
                       Raymond James Ltd.                   1.0%

         Nothing in this agreement shall obligate the Trust to sell the Underwriters less than all of the Offered Receipts and Offered Debentures or shall relieve any Underwriter in default from liability to the Trust, Harvest or any non-defaulting Underwriter in respect of the defaulting Underwriter's default hereunder. In the event of a termination by the Trust or Harvest of their obligations under this agreement there shall be no further liability on the part of the Trust or Harvest to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under paragraphs 9, 10 and 11.

20.      Authority to Bind Underwriters

         The Trust and Harvest shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Underwriters by National Bank Financial Inc., which shall represent the Underwriters and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of any settlement under paragraph 9 or 10, any matter referred to in paragraph 12 or any agreement under paragraph 19. While not affecting the foregoing, National Bank Financial Inc. shall consult with the other Underwriters with respect to any such notice, waiver, extension or other communication.

21.       Underwriters Covenants

Each of the Underwriters covenants and agrees with the Trust that it will:

         (a) offer the Offered Securities for sale to the public in the Qualifying Provinces and may, subject to the terms of this agreement, offer them for sale in the United States in the manner contemplated by Schedule "A" attached hereto;

         (b) conduct activities in connection with the proposed offer and sale of the Offered Securities in compliance with all the Applicable Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Offered Securities;

         (c) use all reasonable efforts to complete the distribution of Offered Securities as soon as possible;

         (d) not solicit subscriptions for the Offered Securities, trade in Offered Securities or otherwise do any act in furtherance of a trade of Offered Securities in any jurisdictions outside of the Qualifying Provinces, except as contemplated in Schedule "A" attached hereto or in such other jurisdictions outside of Canada and the United States provided that such sales are made in accordance with the applicable securities laws of such jurisdictions and not engage in the Directed Selling Efforts as described in Schedule "A";

         (e) as soon as reasonably practicable after the Closing Date provide the Trust with a break down of the number of Offered Securities sold in each of the Qualifying Provinces and, upon completion of the distribution of the Offered Securities, provide to the Trust and to the Securities Commissions notice to that effect, if required by Applicable Securities Laws.

         No Underwriter will be liable to the Trust under this paragraph 20 with respect to a default by any of the other Underwriters but will be liable to the Trust only for its own default.

22.      Severance

         If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

23.      Relationship Between the Trust, Harvest and the Underwriters

         The Trust and Harvest: (i) acknowledge and agree that the Underwriters have certain statutory obligations as registrants under the Applicable Securities Laws and have fiduciary relationships with their clients; (ii) acknowledge and agree that the Underwriters are neither the agents of the Trust or Harvest nor otherwise fiduciaries of the Trust or Harvest; and (iii) consent to the Underwriters acting hereunder while continuing to act for their clients. To the extent that the Underwriters' statutory obligations as registrants under the Applicable Securities Laws or fiduciary relationships with their clients conflicts with their obligations hereunder the Underwriters shall be entitled to fulfil their statutory obligations as registrants under the Applicable Securities Laws and their duties to their clients. Nothing in this agreement shall be interpreted to prevent the Underwriters from fulfilling their statutory obligations as registrants under the Applicable Securities Laws or to act as a fiduciary of their clients.

24.      Stabilization

         In connection with the distribution of the Offered Securities, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Offered Receipts, Offered Debentures and Trust Units at levels other than those which might otherwise prevail in the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.

25.      Governing Law

         This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Trust, Harvest and the Underwriters hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta.

26.      Time of the Essence

         Time shall be of the essence of this agreement.

27.      Counterpart Execution

         This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission.

28.      Contractual Obligations of Trust

         The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee, or any of the unitholders of the Trust and that any recourse against the Trust, the Trustee or any unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund, as defined in the Trust Indenture, as amended or restated from time to time.

29.      Further Assurances

         Each party to this agreement covenants agrees that from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.

30.      Use of Proceeds

         Each of Harvest and the Trust hereby covenant and agree to use the net proceeds of the sale of the Offered Securities hereunder in accordance with the disclosure in the Prospectus.

31.      Distributions

         The Trust agrees that it shall not prior to the Closing Date declare or pay or establish a record date for any distributions to Unitholders of the Trust prior to the Closing Date, other than the regular monthly distribution of $0.25 per Trust Unit (or such greater amount determined by the Board of Directors of Harvest) which is payable on August 15, 2005 to Unitholders of record on July 29, 2005 and if the Closing Date is extended to August 31, 2005, the anticipated regular monthly distribution of $0.25 per Unit (or such greater amount determined by the Board of Directors of Harvest) which will be payable on or about September 15, 2005 to Unitholders of record on August 25, 2005.

32.      U.S. Offers

         (a) The Underwriters make the representations, warranties and covenants applicable to them in Schedule "A" hereto and agree, on behalf of themselves and their United States affiliates, for the benefit of the Trust and Harvest, to comply with the U.S. selling restrictions imposed by the laws of the United States and set forth in Schedule "A" hereto, which forms part of this agreement. Notwithstanding the foregoing provisions of this paragraph, an Underwriter will not be liable to the Trust under this paragraph or Schedule "A" with respect to a violation by another Underwriter of the provisions of this paragraph or Schedule "A" if the former Underwriter is not itself also in violation.

         (b) The Trust makes the representations, warranties and covenants applicable to it in Schedule "A" hereto.


33.      Entire Agreement

         It is understood that the terms and conditions of this agreement supersede any previous verbal or written agreement between the Underwriters and the Trust or Harvest.



         If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to National Bank Financial Inc.


NATIONAL BANK FINANCIAL INC.
By: "L. TREVOR ANDERSON"


CIBC WORLD MARKETS INC.
By: "T. TIMOTHY KITCHEN"


CANACCORD CAPITAL CORPORATION
By: "KARL B. STADDON"


TD SECURITIES INC.
By: ALEC W.G. CLARK"


SCOTIA CAPITAL INC.
By: "MARK HERMAN"


GMP SECURITIES LTD.
By: "SANDY L. EDMONSTONE"


TRISTONE CAPITAL INC.
By: "R. BRADLEY HURTUBISE"


RAYMOND JAMES LTD.
By: "JASON HOLTBY"

FIRSTENERGY CAPITAL CORP.
By: "NICHOLAS J. JOHNSON"


HAYWOOD SECURITIES INC.
By: "DAVID G. MCGORMAN"



ACCEPTED AND AGREED to as of the 11th day of July, 2005.


HARVEST ENERGY TRUST, by its attorney Harvest Operations Corp.
By: "DAVID J. RAIN"


HARVEST OPERATIONS CORP.
By: "DAVID J. RAIN"

                                  SCHEDULE "A"


             TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

         THIS IS SCHEDULE "A" TO THE UNDERWRITING AGREEMENT AMONG NATIONAL BANK FINANCIAL INC., TD SECURITIES INC., CIBC WORLD MARKETS INC., SCOTIA CAPITAL INC., CANACCORD CAPITAL CORPORATION, GMP SECURITIES LTD., FIRSTENERGY CAPITAL CORP., TRISTONE CAPITAL INC., HAYWOOD SECURITIES INC., RAYMOND JAMES LTD.., HARVEST ENERGY TRUST AND HARVEST OPERATIONS CORP. MADE AS OF JULY 11, 2005.

         As used in this Schedule "A", capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

         "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

         "Institutional Accredited Investors" means institutional "accredited investors" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of the U.S. Securities Act;

         "Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

         "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

         "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

         "Rule 144A" means Rule 144A adopted by the SEC under the U.S. Securities Act;

         "SEC" means the United States Securities and Exchange Commission;

         "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

         "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

         "U.S. Person" means a U.S. person as that term is defined in Regulation S; "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

         "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         All other capitalized terms used but not otherwise defined in this Schedule "A" shall have the meanings assigned to them in the Agreement to which the Schedule "A" is attached.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITERS

         Each Underwriter acknowledges that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. Accordingly, neither the Underwriter nor any of its affiliates, nor any person acting on their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Offered Securities or the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable upon conversion or redemption of the Offered Debentures.

         Each Underwriter represents and agrees to and with the Trust that:

1 It acknowledges that the Offered Securities, the Trust Units issuable pursuant to the Offered Receipts and the Trust Units issuable upon conversion or redemption of the Offered Debentures have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the U.S. Securities Act. It has not offered and sold, and will not offer and sell, any Offered Securities forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States in accordance with a private placement exemption from registration as provided in paragraphs 3 through 8 below.

2 It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its affiliates, any selling group members or with the prior written consent of the Trust. It shall require each of its U.S. broker-dealer affiliates and each selling group member to agree, for the benefit of the Trust to comply with, and shall use its best efforts to ensure that each of its U.S. broker-dealer affiliates and each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such U.S. broker-dealer affiliate and selling group member.

3 All offers and sales of Offered Securities in the United States shall be made through the U.S. registered broker-dealer affiliate of the applicable underwriter in compliance with all applicable U.S. broker-dealer requirements. Such broker-dealer affiliate is a Qualified Institutional Buyer, is a duly registered broker-dealer with the SEC, and is a member in good standing with the National Association of Securities Dealers, Inc.

4 Offers and sales of Offered Securities in the United States by the Underwriters or their U.S. registered broker-dealer affiliate shall not be made by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5 Offers to sell and solicitations of offers to buy the Offered Securities shall be made to a limited number of Institutional Accredited Investors and in compliance with applicable state securities laws of the United States. Offers to sell and solicitations of offers to buy the Offered Securities by any Underwriter or its U.S. registered broker-dealer affiliate shall also be made only to persons that in purchasing such Offered Securities will be deemed to have represented and agreed as provided in paragraphs 7(A) through (G) below (to the extent such representations are applicable to the purchaser concerned).

6 All purchasers of the Offered Securities in the United States shall be informed by an Underwriter, or its U.S. registered broker-dealer affiliate, that the Offered Securities have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the U.S. Securities Act.

7 Each offeree in the United States has been or shall be provided by the Underwriter through its U.S. registered broker-dealer affiliate, with a U.S. placement memorandum (the "U.S. Memorandum") including the Preliminary Prospectus and/or the Prospectus, as applicable, and each purchaser will have received at or prior to the time of purchase of any Offered Securities the U.S. Memorandum including the Prospectus. The U.S. Memorandum shall set forth the following:

         Each U.S. purchaser will, by its purchase of such Subscription Receipts or Debentures, as applicable, be required to represent and agree for the benefit of the Trust, the Underwriters and the U.S. Affiliates as follows:

         (A) it is authorized to consummate the purchase of the Subscription Receipts and Debentures, as applicable;

         (B) it is an Institutional Accredited Investor and is acquiring such Subscription Receipts and Debentures, as applicable, for its own account or for one or more investor accounts for which it is exercising sole investment discretion and each such investor is an Institutional Accredited Investor;

         (C) it has received a copy of the Final Short Form Prospectus dated _________, 2005, together with a United States covering memorandum relating to the offering in the United States (all such documents, the "Offering Documents") and it has been afforded the opportunity (i) to ask such questions as we have deemed necessary of, and to receive answers from, representatives of the Trust concerning the terms and conditions of the offering of the Securities and (ii) to obtain such additional information which the Trust possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents and that it has considered necessary in connection with our decision to invest in the securities;

         (D) it understands and acknowledges that the Subscription Receipts, Debentures and Trust Units issuable pursuant thereto or upon conversion thereof, as applicable, have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are therefore "restricted securities" within the meaning of the Rule 144, and that if in the future it shall decide to resell, pledge or otherwise transfer such Securities, the same may be resold, pledged or otherwise transferred only (A) to the Trust, (B) in the United States, in accordance with Rule 144A to a person it reasonably believes is a "Qualified Institutional Buyer" that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, and in compliance with any applicable state securities laws of the United States, (C) outside the United States, in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (D) in a transaction exempt from registration under the U.S. Securities Act pursuant to Rule 144 and in compliance with any applicable state securities laws of the United States, or (E) in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state securities laws, and in the case of subparagraph (D) or (E), it has furnished to the Trust an opinion of counsel of recognized standing reasonably satisfactory to the Trust to that effect;

         (E) it understands that all Subscription Receipts, Debentures and Trust Units issuable pursuant thereto or upon conversion thereof, as applicable, sold in the United States as part of this offering will bear a legend to the following effect:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF HARVEST ENERGY TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO HARVEST ENERGY TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO HARVEST ENERGY TRUST.
                  IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AT A TIME WHEN HARVEST ENERGY TRUST IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM VALIANT TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO VALIANT TRUST COMPANY AND HARVEST ENERGY TRUST, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

                  If the Subscription Receipts, Debentures or Trust Units issuable pursuant thereto or upon conversion thereof, as applicable are being sold in compliance with the requirements of Rule 904 of Regulation S at a time when the Trust is a "foreign issuer" as defined in Regulation S, the legend may be removed by providing a declaration to Valiant Trust Company substantially in the form of Exhibit II hereto, or as the Trust may prescribe from time to time.

                  If the Subscription Receipts, Debentures or Trust Units issuable pursuant thereto or upon conversion thereof, as applicable are being sold under Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to Valiant Trust Company of an opinion of counsel of recognized standing and reasonably satisfactory to the Trust, to the effect that such legend is no longer required under the U.S. Securities Act or state securities laws;

         (F) it understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that they may be relied upon by the Trust, the Underwriters and the U.S. Affiliates in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Subscription Receipts and Debentures; and
         (G) it understands that it is required to sign and deliver a purchaser's letter substantially in the form of Exhibit I hereto in which it will agree to certain restrictions on the transfer of the Subscription Receipts, Debentures or Trust Units issuable pursuant thereto or upon conversion thereof, as applicable.

8. At closing, the Underwriters, together with their U.S. Affiliates selling Offered Securities in the United States, will provide a certificate, substantially in the form of Exhibit III to this Schedule relating to the manner of the offer and sale of the Offered Securities in the United States.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST

         The Trust represents, warrants, covenants and agrees that:

9. (a) The Trust is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the Offered Securities or Trust Units issuable pursuant thereto or upon conversion thereof; (b) the Trust is not now and as a result of the sale of Offered Securities contemplated hereby will not be required to be registered as an "investment company" under the United States Investment Company Act of 1940, as amended; and (c) none of the Trust any of its affiliates, or any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Offered Securities in the United States.

                                                                       Exhibit I



                         FORM OF U.S. PURCHASER'S LETTER

Dear Sirs:

         In connection with our proposed purchase of Subscription Receipts ("SUBSCRIPTION RECEIPTS") representing the right to receive Trust Units ("TRUST UNITS") of Harvest Energy Trust or 6.50% Convertible Subordinated Debentures (the "Debentures") of Harvest Energy Trust (the "Trust"), we confirm and agree as follows:

         (a) we are authorized to consummate the purchase of the Subscription Receipts and the Debentures, as applicable;

         (b) we understand that the Subscription Receipts, Debentures and Trust Units issuable pursuant thereto or upon conversion or redemption thereof, as applicable, have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and that the sale contemplated hereby is being made to Institutional Accredited Investors (as defined in paragraph (c) below) in reliance on a private placement exemption from registration under the Securities Act;

         (c) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") and are acquiring the Securities for our own account or for one or more investor accounts for which we are exercising sole investment discretion and each such investor account is an Institutional Accredited Investor;

         (d) we agree that if we decide to offer, sell or otherwise transfer or pledge all or any part of the Subscription Receipts, Debentures and Trust Units issuable pursuant thereto or upon conversion or redemption thereof, as applicable, we will not offer, sell or otherwise transfer or pledge any of such securities (other than pursuant to an effective registration statement under the Securities Act), directly or indirectly unless:

                  (i)      the sale is to the Trust; or

                  (ii) the sale is made in accordance with Rule 144A under the Securities Act to a person it reasonably believes is a "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, and in compliance with applicable state securities laws of the United States; or

                  (iii) the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations; or

                  (iv) the sale is made pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, and in compliance with any applicable state securities laws of the United States; or

                  (v) such securities are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities;

                  and in the case of subparagraph (iv) or (v), we have furnished to the Trust an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, to that effect;

         (e) we understand and acknowledge that the Subscription Receipts, Debentures and Trust Units issuable pursuant thereto or upon conversion thereof, as applicable, are "restricted securities" as defined in Rule 144 under the Securities Act, and upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the certificates representing the Securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF HARVEST ENERGY TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO HARVEST ENERGY TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT,
         (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO HARVEST ENERGY TRUST.

         IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AT A TIME WHEN HARVEST ENERGY TRUST IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM VALIANT TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO VALIANT TRUST COMPANY AND HARVEST ENERGY TRUST, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;


         If Securities are being sold in compliance with the requirements of Rule 904 of Regulation S at a time when the Trust is a "foreign issuer" as defined in Regulation S, the legend may be removed by providing a declaration to Valiant Trust Company substantially in the form of Exhibit II to the United States memorandum referred to in paragraph (f) below (or as the Trust may prescribe from time to time);

If any such Securities are being sold pursuant to Rule 144 of the Securities Act, the legend may be removed by delivery to Valiant Trust Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, to the effect that such legend is no longer required under applicable requirements of the Securities Act or state securities laws;

         (f) we have received a copy of the Final Short Form Prospectus dated _________, 2005, together with a United States covering memorandum relating to the offering in the United States (all such documents, the "Offering Documents") and we have been afforded the opportunity (i) to ask such questions as we have deemed necessary of, and to receive answers from, representatives of the Trust concerning the terms and conditions of the offering of the Securities and (ii) to obtain such additional information which the Trust possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents and that we have considered necessary in connection with our decision to invest in the securities;
         (g) we acknowledge that we are not purchasing the Subscription Receipts and Debentures, as applicable, as a result of any general solicitation or general advertising, as those terms are used in Regulation D under the Subscription Receipts and/or Debentures Act including, without limitation, advertisements, articles, notices and other communications published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and
         (h) we understand and acknowledge that the Trust (i) is under no obligation to be or to remain a "foreign issuer," (ii) may not, at the time we sell the Subscription Receipts and Debentures and Trust Units, as applicable, or at any other time, be a "foreign issuer," and (iii) may engage in one or more transactions which could cause the Trust not to be a "foreign issuer." If the Trust is not a "foreign issuer" at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer may continue to bear the legend contained in paragraph (e) above.

         We acknowledge that the representations and warranties and agreements contained herein are made by us with the intent that they may be relied upon by you, the Underwriters referred to in the Offering Documents and the U.S. affiliates of the Underwriters, in determining our eligibility or (if applicable) the eligibility of others on whose behalf we are contracting hereunder to purchase the Subscription Receipts and/or Debentures. We further agree that by accepting the Subscription Receipts and/or Debentures we shall be representing and warranting that the foregoing representations and warranties are true as at the closing time with the same force and effect as if they had been made by us at the closing time and that they shall survive the purchase by us of the Subscription Receipts and/or Debentures and shall continue in full force and effect notwithstanding any subsequent disposition by us of the Subscription Receipts and/or Debentures.

         You, the Underwriters and the Underwriters' U.S. affiliates are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:                                                       [NAME OF PURCHASER]

________________________________                ________________________________



                                                By:_____________________________

                                                Name:___________________________

                                                Title: _________________________

                                                                      Exhibit II



                    FORM OF DECLARATION FOR REMOVAL OF LEGEND


TO:      Valiant Trust Company
         as registrar, transfer agent and trustee for Subscription Receipts, Debentures and Trust Units


         The undersigned:

         (A) acknowledges that the sale of the securities of Harvest Energy Trust (the "Trust") to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "1933 Act"); and

         (B)      certifies that

                  (1) it is not an affiliate of the Trust (as defined in Rule 405 under the 1933 Act),

                  (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or we and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither we nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States,

                  (3) neither we nor any affiliate of the seller nor any person acting on any of our or their behalf has engaged or will engage in any "directed selling efforts" (as such term is defined in Regulation S) in the United States in connection with the offer and sale of such securities,

                  (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act),

                  (5) we do not intend to replace such securities with fungible unrestricted securities; and

                  (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated: _____________________________________   By:______________________________
                                                    Name:
                                                    Title:

                                                                     Exhibit III



                            UNDERWRITERS' CERTIFICATE


         In connection with the private placement in the United States of subscription receipts and 6.50% convertible extendible subordinated debentures (collectively, the "Securities") of Harvest Energy Trust (the "Trust") pursuant to the Underwriting Agreement dated July 11, 2005 among the Trust, Harvest Operations Corp. and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

         (i) x is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the National Association of Securities Dealers, Inc. On the date hereof, and all offers and sales of the Securities in the United States will be effected by x in accordance with all U.S. broker-dealer requirements;

         (ii) each offeree was provided with a copy of the U.S. placement memorandum, including the Canadian final prospectus dated x, 2005 for the offering of the Securities in the United States, and no other written material has been used by us in connection with the offering of the Securities;

         (iii) immediately prior to our transmitting such U.S. placement memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was an institutional "accredited investor" (an "Institutional Accredited Investor") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "U.S. Securities Act") and, on the date hereof, we continue to believe that each U.S. person purchasing Securities from us is a Institutional Accredited Investor;

         (iv) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities
                  Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States; and

         (v) the offering of the Securities in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement.

         Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this __________ day of___________ 2005.

By:                                     By:
    ___________________________________     ___________________________________
       Name:                                     Name:
       Title:                                    Title:

By:                                     By:
    ___________________________________     ___________________________________
       Name:                                     Name:
       Title:                                    Title: